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                                                                     EXHIBIT 1.1


                                  ULTICOM, INC.

                                  Common Stock

                             UNDERWRITING AGREEMENT


                                                             September ___, 2000

LEHMAN BROTHERS INC.
CHASE SECURITIES INC.
BEAR, STEARNS & CO. INC.
U.S. BANCORP PIPER JAFFRAY INC.
As Representatives of the
  several Underwriters named in Schedule 1,
c/o LEHMAN BROTHERS INC.
Three World Financial Center
New York, NY  10285

Dear Sirs:

                  Ulticom, Inc., a New Jersey corporation (the "Company"), proposes and certain shareholders of the Company named in Schedule 2 hereto (the "Selling Shareholders") propose to sell an aggregate of 4,250,000 shares (the "Firm Stock") of the Company's Common Stock, no par value (the "Common Stock"). Of the 4,250,000 shares of Firm Stock, 2,843,374 are being sold by the Company and 1,406,626 are being sold by the Selling Shareholders. In addition, the Company proposes to grant to the Underwriters named in Schedule 1 hereto (the "Underwriters") an option to purchase up to an additional 637,500 shares of the Common Stock on the terms and for the purposes set forth in Section 2 (the "Option Stock"). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the "Stock." This is to confirm the agreement concerning the purchase of the Stock from the Company and the Selling Shareholders by the Underwriters.

                  1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

                           (a) A registration statement on Form S-1, and
                  amendments thereto, with respect to the Stock have (i) been prepared by the Company in conformity with the requirements of the United States Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations (the "Rule and Regulations") of the United States Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement and all amendments thereto have been delivered by the Company to you as the representatives (the "Representatives") of the Underwriters. As used in this Agreement, "Effective Time" means the date and the time as of which such registration
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                  statement, or the most recent post-effective amendment
                  thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Preliminary Prospectus" means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Representatives pursuant to Rule 424(a) of the Rules and Regulations; "Registration Statement" means such registration statement, as amended at the Effective Time, including all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations in accordance with Section 6(a) hereof and deemed to be a part of the Registration Statement as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Rules and Regulations; and "Prospectus" means such final prospectus, as first filed with the Commission pursuant to paragraph (1) or
                  (4) of Rule 424(b) of the Rules and Regulations. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

                           (b) The Registration Statement conforms, and the
                  Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable Effective Date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, it being understood that the only information so furnished is specified in Section 11(f).

                           (c) The Company has been duly incorporated and is
                  validly existing as a corporation in good standing under the laws of the State of New Jersey, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification (except where the failure to be so qualified or in good standing would not have, individually or in the aggregate, a material adverse effect on the business, properties, financial condition, stockholders' equity or results of operations of the Company (a "Material Adverse Effect")), and has all corporate power and authority necessary to own or hold its properties and to conduct the business in which it is engaged. Ulticom Europe SA ("Ulticom Europe") is the only subsidiary of the Company and is neither a "significant subsidiary" as that
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                  term is defined in Rule 405 of the Rules and Regulations nor has it conducted any material business operations.

                           (d) The Company has the authorized capitalization as
                  set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus.

                           (e) The shares of the Stock to be issued and sold by
                  the Company to the Underwriters have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable; and the Stock will conform to the description thereof contained in the Prospectus under the caption "Description of Securities--Common Stock."

                           (f) Upon payment for and delivery of the Stock to be
                  sold by the Company pursuant to this Agreement, the Underwriters, or other persons in whose names the Stock is registered will acquire good and valid title to such Stock, in each case free and clear of all liens, encumbrances, equities, preemptive rights and other claims.

                           (g) This Agreement has been duly authorized, executed
                  and delivered by the Company; and (assuming the due authorization, execution and delivery thereof by the other parties thereto) constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) or an implied covenant of good faith and fair dealing, except that any rights or indemnification or contribution under this Agreement may be limited by the laws of the State of New York, the federal laws of the United States or public policy relating thereto.

                           (h) The execution, delivery and performance of this
                  Agreement by the Company and the consummation of the transactions contemplated hereby did not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets; and except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations
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                  or qualifications as may be required under the Exchange Act of
                  1934, as amended (the "Exchange Act"), and applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

                           (i) The Company effected a stock dividend of 2.2727
                  shares for each outstanding share of Common Stock which was declared and paid on March 13, 2000, and all necessary corporate action was taken to effect such stock dividend.

                           (j) Except as described in the Prospectus and in the
                  Registration Rights Agreement, dated January 1, 2000, by and among the Company and Comverse Technology, Inc. ("Comverse"), there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act. The holders of outstanding shares of the Company's capital stock are not entitled to preemptive or other rights to subscribe for the Stock. Except for the options to purchase from the Company 3,659,472 shares of the Common Stock in the aggregate granted to officers, directors and employees of the Company under the Company's 1998 Stock Incentive Compensation Plan (the "1998 Plan"), no options, warrants or other rights to purchase from the Company, agreements or other obligations of the Company to issue, or rights to convert any obligations of the Company into or exchange any securities of the Company for, shares of capital stock of or ownership interests in the Company are outstanding.

                           (k) The Company has not sold or issued any shares of
                  Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to the 1998 Plan or pursuant to outstanding options or rights granted under the 1998 Plan.

                           (l) The Company has not sustained, since the date of
                  the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, other than the stock dividend of 2.2727 shares for each outstanding share of Common Stock
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                  which was declared and paid on March 13, 2000, there has not been any material change in the capital stock or long-term debt of the Company or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company, otherwise than as set forth or contemplated in the Prospectus.

                           (m) The financial statements (including the related
                  notes and supporting schedules) filed as part of the Registration Statement or included in the Prospectus present fairly in all material respects the financial condition and results of operations of the Company at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

                           (n) Deloitte & Touche LLP, who have certified certain
                  financial statements of the Company, whose report appears in the Prospectus and who have delivered the initial letter referred to in Section 10(h) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations.

                           (o) The Company does not own any real property; and
                  the Company has good and marketable title to all material personal property owned by it, free and clear of all liens, encumbrances and defects, except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company. All real property and buildings held under lease by the Company are held by it under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company.

                           (p) The Company carries, or is covered by, insurance
                  in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.

                           (q) Except as described in the Prospectus, the
                  Company owns or possesses adequate rights to use all material patents and trademarks, including all applications therefor, copyrights and licenses necessary for the conduct of its business as now conducted and as proposed to be conducted as described in the Prospectus, except that no representation is made with respect to any products currently under development; and the Company has no reason to believe that the conduct of its business will conflict with, and has not received any notice of any claim of conflict with, any such rights of others, except where such conflict would not have a Material Adverse Effect.
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                           (r) There are no legal or governmental proceedings
                  pending to which the Company is a party or of which any property or assets of the Company is the subject which, if determined adversely to the Company, might have a Material Adverse Effect; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                           (s) There are no contracts or other documents which
                  are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement.

                           (t) No relationship, direct or indirect, exists
                  between or among the Company on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus which is not so described.

                           (u) No labor disturbance by the employees of the
                  Company exists or, to the knowledge of the Company, is imminent which might be expected to have a Material Adverse Effect.

                           (v) The Company is in compliance with all presently
                  applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder ("ERISA") except where such non-compliance would not have a Material Adverse Effect. No "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) to which the Company contributes or which the Company maintains that could have a Material Adverse Effect. The Company has not incurred, and does not expect to incur, any liability under (i) Title IV of ERISA with respect to the termination of, or withdrawal from, any "pension plan" or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code"), which has, or could be expected to have, a Material Adverse Effect. Each "pension plan" for which the Company could have any liability and that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification except where such loss of qualification would not have a Material Adverse Effect.

                           (w) The Company has filed all federal, state and
                  local income and franchise tax returns required to be filed through the date hereof and has paid all taxes shown to be due thereon, and no tax deficiency has been determined adversely to the Company which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company, might have) a Material Adverse Effect.

                           (x) Since the date as of which information is given
                  in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, the Company has not
                  (i) issued or granted any securities, (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any material transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

                           (y) The Company (i) makes and keeps accurate books
                  and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported assets of the Company set forth in its books and records are compared with existing assets at reasonable intervals.

                           (z) The Company is not (i) in violation of its
                  charter or by-laws, (ii) in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, except where such default would not have a Material Adverse Effect or
                  (iii) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except where such violation would not have a Material Adverse Effect. The Company has not failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except where such failure would not have a Material Adverse Effect.

                           (aa) Neither the Company nor any director, officer,
                  agent, employee or other person associated with or acting on behalf of the Company, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

                           (bb) The Company is not an "investment company"
                  within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

                           (cc) There are no contracts, agreements or
                  understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

                           (dd) Except as described in the Prospectus, all of
                  the current versions of the Company's products will record, store, process, calculate and present calendar dates falling after January 1, 2000, and will calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as the products recorded, stored, processed, calculated and presented calendar dates on or before December 31, 1999, or calculated any information dependent on or relating to such dates (herein collectively called "Year 2000 Compliant"). The Company has not experienced any material Year 2000 Compliance problems with the current versions of its products.

                  2. Representations, Warranties and Agreements of the Selling Shareholders. Each Selling Shareholder severally represents, warrants and agrees that:

                           (a) The Selling Shareholder has, and immediately
                  prior to the Delivery Date (as defined in Section 5 hereof) the Selling Shareholder will have good and valid title to the shares of Stock to be sold by the Selling Shareholder hereunder on such date, free and clear of all liens, encumbrances, equities or claims; and upon delivery of such shares and payment therefor pursuant hereto, good and valid title to such shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters.

                           (b) The Selling Shareholder has placed in custody
                  under a custody agreement and power of attorney (the "Custody Agreement and Power of Attorney" and, together with all other similar agreements executed by the other Selling Shareholders, the "Custody Agreements and Powers of Attorney") with the Company, as custodian (the "Custodian"), for delivery under this Agreement, certificates in negotiable form (with signature guaranteed by a commercial bank or trust company having an office or correspondent in the United States or a member firm of the New York or American Stock Exchanges) representing the shares of Stock to be sold by the Selling Shareholder hereunder, and the Selling Shareholder has duly and irrevocably executed and delivered a power of attorney appointing the Custodian and one or more other persons, as attorneys-in-fact, with full power of substitution, and with full authority (exercisable by any one or more of them) to execute and deliver this Agreement and to take such other action as may be necessary or desirable to carry out the provisions hereof on behalf of the Selling Shareholder.

                           (c) The Selling Shareholder has full right, power and
                  authority to enter into this Agreement and the Custody Agreement and Power of

                  Attorney; the execution, delivery and performance of this Agreement and the Custody Agreement and Power of Attorney by the Selling Shareholder and the consummation by the Selling Shareholder of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Selling Shareholder, if applicable, is a party or by which the Selling Shareholder is bound or to which any of the property or assets of the Selling Shareholder is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Selling Shareholder or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Shareholder or the property or assets of the Selling Shareholder; and, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement or the Custody Agreement and Power of Attorney by the Selling Shareholder and the consummation by the Selling Shareholder of the transactions contemplated hereby and thereby.

                           (d) To the knowledge of any such Selling Shareholder,
                  the Registration Statement and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

                           (e) The Selling Shareholder has no reason to believe
                  that the representations and warranties of the Company contained in Section 1 hereof are not materially true and correct, is familiar with the Registration Statement and the Prospectus (as amended or supplemented) and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement, as of the effective date, or the Prospectus (or any amendment or supplement thereto), as of the applicable filing date, which has adversely affected or may adversely affect the business of the Company and is not prompted to sell shares of Common Stock by any information concerning the Company which is not set forth in the Registration Statement and the Prospectus.

                           (f) The Selling Shareholder has not taken and will
                  not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of the Stock.

                  3. Purchase of the Stock by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 2,843,374 shares of the Firm Stock and each Selling Shareholder hereby agrees to sell the number of shares of the Firm Stock set opposite the name of such Selling Shareholder in
Schedule 2 hereto, to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set opposite that Underwriter's name in Schedule 1 hereto. The respective purchase obligations of the Underwriters with respect to the Firm Stock shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

                  In addition, the Company grants to the Underwriters an option to purchase up to 637,500 shares of Option Stock. Such option is granted for the purpose of covering over-allotments in the sale of Firm Stock and is exercisable as provided in Section 5 hereof. Shares of Option Stock shall be purchased severally for the account of the Underwriters in proportion to the number of shares of Firm Stock set opposite the name of such Underwriters in Schedule 1 hereto. The respective purchase obligations of each Underwriter with respect to the Option Stock shall be adjusted by the Representatives so that no Underwriter shall be obligated to purchase Option Stock other than in 100 share amounts. The price of both the Firm Stock and any Option Stock shall be $________ per share.

                  The Company shall not be obligated to deliver any of the Stock to be delivered on any Delivery Date (as hereinafter defined), as the case may be, except upon payment for all the Stock to be purchased on such Delivery Date as provided herein.

                  4. Offering of Stock by the Underwriters. Upon authorization by the Representatives of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions set forth in the Prospectus.

                  5. Delivery of and Payment for the Stock. Delivery of and payment for the Firm Stock shall be made at the office of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York 10166, at 10:00 A.M., New York City time, on the fourth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the "First Delivery Date." On the First Delivery Date, the Company and the Selling Shareholders shall deliver or cause to be delivered certificates representing the Firm Stock to the Representatives for the account of each Underwriter against payment to or upon the order of the Company and the Selling Shareholders of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Firm Stock shall be registered in such names and in such denominations as the Representatives shall request in writing not less than two full business days prior to the First Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Firm Stock, the Company and the Selling Shareholders shall make the certificates representing the Firm Stock available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the First Delivery Date.

                  The option granted in Section 3 will expire 30 days after the date of this Agreement and may be exercised in whole or in part from time to time by written notice being given to the Company by the Representatives. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Representatives, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the shares of Option Stock are delivered are sometimes referred to as a "Second Delivery Date" and the First Delivery Date and any Second Delivery Date are sometimes each referred to as a "Delivery Date".

                  Delivery of and payment for the Option Stock shall be made at the place specified in the first sentence of the first paragraph of this Section 5 (or at such other place as shall be determined by agreement between the Representatives and the Company) at 10:00 A.M., New York City time, on such Second Delivery Date. On such Second Delivery Date, the Company shall deliver or cause to be delivered the certificates representing the Option Stock to the Representatives for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Option Stock shall be registered in such names and in such denominations as the Representatives shall request in the aforesaid written notice. For the purpose of expediting the checking and packaging of the certificates for the Option Stock, the Company shall make the certificates representing the Option Stock available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to such Second Delivery Date.

                  6. Further Agreements of the Company. The Company agrees:

                           (a) To prepare the Prospectus in a form approved by
                  the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

                           (b) To furnish promptly to each of the
                  Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

                           (c) To deliver promptly to the Representatives such
                  number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings) and,
                  (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Stock and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance.

                           (d) To file promptly with the Commission any
                  amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission.

                           (e) Prior to filing with the Commission any amendment
                  to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing.

                           (f) As soon as practicable after the Effective Date
                  (but in no event later than 45 days after the first anniversary of the end of the fiscal quarter following the effective date of the Registration Statement, or 90 days if such period is a fiscal year), to make generally available to the Company's security holders and to deliver to the Representatives an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

                           (g) For a period of three years following the
                  Effective Date, to furnish to the Representatives copies of all materials furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the Nasdaq National Market or to any national securities exchange upon which the Common Stock may be listed pursuant to requirements of or agreements with such exchange, or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder.

                           (h) Promptly from time to time to take such action as
                  the Representatives may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided, that, in connection therewith, the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

                           (i) For a period of 90 days from the date of the
                  Prospectus, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future

                  of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Stock and shares issued pursuant to the 1998 Plan, the Company's 2000 Employee Stock Purchase Plan or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to the 1998 Plan), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of Lehman Brothers Inc.; and to cause each executive officer, director and certain shareholders of the Company to furnish to the Representatives, prior to the First Delivery Date, a letter or letters, in form and substance satisfactory to counsel for the Underwriters, pursuant to which each such person shall agree not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause
                  (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case for a period of 90 days from the date of the Prospectus, without the prior written consent of Lehman Brothers Inc (subject to the proviso contained in Section 7(a) hereof).

                           (j) Prior to the Effective Date, to apply for the
                  inclusion of the Stock on the Nasdaq National Market System and to use its best efforts to effect that quotation, subject only to official notice of issuance prior to the First Delivery Date.

                           (k) To apply the net proceeds from the sale of the
                  Stock as set forth in the Prospectus under the caption "Use of Proceeds."

                           (l) To take such steps as shall be necessary to
                  ensure that the Company shall not become an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

                           (m) In connection with the Directed Share Program, to
                  ensure in accordance with the Conduct Rules of the NASD that the Directed Shares are not sold, transferred, assigned, pledged or hypothecated for a period of 90 days following the Effective Date and to direct the transfer agent that transfer restrictions be placed on the stock certificates of the Participants in the Directed Share Program identified by Lehman Brothers Inc. as needing to be so restricted.

                           (n) To comply with all applicable securities and
                  other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

                  7. Further Agreements of the Selling Shareholders. Each Selling Shareholder agrees:

                           (a) Without the prior written consent of Lehman
                  Brothers Inc. on behalf of the Representatives, not to offer, sell or grant any option for the sale or otherwise dispose of (or enter into any transaction which is designed to, or could be expected to result in the disposition by any person at any time in the future of) (i) any shares of Common Stock or (ii) any securities convertible into or exercisable for shares of Common Stock, owned by such Selling Shareholder or with respect to which such Selling Shareholder has the power of disposition, whether directly or indirectly (collectively, the "Stock") for a period of 90 days subsequent to the date of the Prospectus; provided, however, that if the market price of the Company's Common Stock increases 20% or more from the per share price at which the shares of Firm Stock are offered to the public on the date of the Prospectus, the Selling Shareholders may sell up to 50% of their remaining shares after 45 days from the date of the Prospectus.

                           (b) That the Stock to be sold by the Selling
                  Shareholder hereunder, which is represented by the certificates held in custody for the Selling Shareholder, is subject to the interest of the Underwriters and the other Selling Shareholders thereunder, that the arrangements made by the Selling Shareholder for such custody are to that extent irrevocable, and that the obligations of the Selling Shareholder hereunder shall not be terminated by any act of the Selling Shareholder, by operation of law, by the death or incapacity of any individual Selling Shareholder or, in the case of a trust, by the death or incapacity of any executor or trustee or the termination of such trust, or the occurrence of any other event.

                           (c) To deliver to the Representatives prior to the
                  First Delivery Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Shareholder is a non-United States person) or Form W-9 (if the Selling Shareholder is a United States person).

                  8. Agreements of Comverse. Comverse agrees, for a period of 90 days from the date of the Prospectus, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause
(1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of Lehman Brothers Inc; provided, however, that Comverse may sell shares of the Company's Common Stock to a purchaser or purchasers of the share who agree to be bound by the terms of this Section 8.

                  9. Expenses. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the filing fees incident to securing any required review by the NASD of the terms of sale of the Stock; (e) any applicable listing or other fees; (f) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in
Section 5(h) (including filing fees and the fees and expenses of counsel for the Underwriters relating to such registration and qualification); and (g) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 9 and in
Section 14, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, their own costs and expenses associated with the road shows and the expenses of advertising any offering of the Stock made by the Underwriters.

                  10. Conditions of Underwriters' Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company and Comverse of their respective obligations hereunder, and to each of the following additional terms and conditions:

                           (a) The Prospectus shall have been timely filed with
                  the Commission in accordance with Section 7(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

                           (b) No Underwriter shall have discovered and
                  disclosed to the Company on or prior to such Delivery Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the reasonable opinion of Gibson, Dunn & Crutcher LLP, counsel for the Underwriters, is material or omits to state a fact which, in the reasonable opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                           (c) All corporate proceedings and other legal matters
                  incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

                           (d) Weil, Gotshal & Manges LLP shall have furnished
                  to the Representatives its written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

                                       (i) the Company is duly qualified to
                           transact business and is in good standing as a foreign corporation in each jurisdiction identified in such opinion;

                                      (ii) the Registration Statement has become
                           effective under the Securities Act, and such counsel is not aware of any stop order suspending the effectiveness of the Registration Statement. To such counsel's knowledge, no proceedings therefor have been initiated or overtly threatened by the Commission and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such rule;

                                     (iii) the Registration Statement at the
                           time it became effective and the Prospectus and, if applicable, any further amendments or supplements thereto made by the Company prior to such Delivery Date (except for the financial statements and notes thereto and other financial and accounting data included in the Registration Statement or Prospectus, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations;

                                      (iv) the statements contained in the
                           Prospectus under the captions "United States Federal Tax Considerations For Non-United States Holders" and "Shares Eligible for Future Sale", in each case insofar as such statements constitute summaries of federal statutes, rules and regulations referred to therein, fairly present the information called for with respect to such federal statutes, rules and regulations and fairly summarize the matters referred to therein in all material respects;

                                       (v) the execution and delivery by the
                           Company of this Agreement and the performance by the Company of its obligations hereunder will not conflict with or violate any federal or New York law or regulation (other than federal and state securities or blue sky laws, as to which such counsel expresses no opinion); and

                                      (vi) no consent, approval, waiver, license
                           or authorization or other action by or filing with any federal or New York governmental authority is required in connection with the execution and delivery by the Company of this Agreement, the consummation by the Company of the transactions contemplated hereby or the performance by the Company of its obligations hereunder, except for (i) such filings with, approvals of and registrations with the Nasdaq National Market, the National Association of Securities Dealers and the Commission as have been obtained or made under the Securities Act and the Exchange Act and the rules and regulations thereunder, (ii) such as may be required under federal, state securities or blue sky laws (as to which such counsel need express no opinion) and (iii) those already obtained.

                  In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the Federal laws of the United States of America and the laws of the State of New York, and that such counsel is relying, in respect of matters of fact, upon certificates of officers of the Company, provided that such certificates are appended to the opinion being delivered hereunder. Such counsel shall also have furnished to the Representatives a written statement, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Representatives, to the effect that (x) such counsel has acted as counsel to the Company in connection with the preparation of the Registration Statement, and (y) based on the foregoing, no facts have come to the attention of such counsel which lead it to believe that the Registration Statement, as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus except for the statements made in the Prospectus under the captions "United States Federal Tax Considerations For Non-United States Holders" and "Shares Eligible for Future Sale", insofar as such statements relate to the Stock and concern legal matters.

                           (e) Sills Cummis Radin Tischman Epstein & Gross, P.A.
                  shall have furnished to the Representatives its written opinion, as New Jersey counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

                                       (i) the Company has been duly
                           incorporated and is validly existing as a corporation in good standing under the laws of the State of New Jersey, and has all corporate power and authority under New Jersey law necessary to own or hold its properties and to conduct the business in which it is engaged;

                                      (ii) the Company has the authorized
                           capitalization as set forth in the Prospectus, and all of the shares of Stock being delivered on such Delivery Date have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus under the caption "Description of Securities - Common Stock";

                                     (iii) there are no preemptive or other
                           rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Stock pursuant to the Company's certificate of incorporation or by-laws or any agreement or other instrument known to such counsel;

                                      (iv) this Agreement has been duly
                           authorized, executed and delivered by the Company;

                                       (v) the execution and delivery of this
                           Agreement by the Company and the performance of its obligations hereunder will not conflict with or result in a violation of the provisions of the certificate of incorporation or by-laws of the Company or any New Jersey law or regulation (other than New Jersey blue sky laws as to which such counsel need express no opinion); and

                                      (vi) the statements contained in the
                           Prospectus under the captions "Risk Factors - Certain provisions of our certificate of incorporation and New Jersey law may make it more difficult for you to get a change in control premium" and "Description of Securities," insofar as such statements relate to the law of the State of New Jersey, constitute a fair summary thereof in all material respects.

                  In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the laws of the State of New Jersey, and that such counsel is relying, in respect of matters of fact, upon certificates of officers of the Company, provided that such certificates are appended to the opinion being delivered hereunder.

                           (f) William F. Sorin shall have furnished to the
                  Representatives a written opinion, as special counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

                                      (i) Ulticom Europe is not a "significant
                           subsidiary" as that term is defined in Rule 405 under the Securities Act;

                                      (ii) the execution and delivery of this
                           Agreement by the Company and the performance of its obligations hereunder will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject;

                                     (iii) to the best of such counsel's
                           knowledge, there are no legal or governmental proceedings pending to which the Company is a party or of which any property or assets of the Company is the subject which, if determined adversely to the Company, might have a Material Adverse Effect; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                                      (iv) to the best of such counsel's
                           knowledge, there are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been so described or filed as exhibits to the Registration Statement; and

                                       (v) except as described in the Prospectus
                           and in the Registration Rights Agreement, dated as of January 1, 2000, by and among the Company and Comverse, to the best of such counsel's knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act. Except for the options to purchase from the Company, 3,659,472 shares of the Common Stock in the aggregate granted to officers, directors and employees under the 1998 Plan, no options, warrants or other rights to purchase from the Company, agreements or other obligations of the Company to issue, or rights to convert any obligations of the Company into or exchange any securities of the Company for, shares of capital stock of or ownership interests in the Company are outstanding.

                  In rendering such opinion, such counsel may state that it is relying, in respect of matters of fact, upon certificates of officers of the Company, provided that such certificates are appended to the opinion being delivered hereunder.

                           (g) the Representatives shall have received from
                  Gibson, Dunn & Crutcher LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                           (h) At the time of execution of this Agreement, the
                  Representatives shall have received from Deloitte & Touche LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

                           (i) With respect to the letter of Deloitte & Touche
                  LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the "initial letter"), the Company shall have furnished to the Representatives a letter (the "bring-down letter") of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

                           (j) The Company shall have furnished to the
                  Representatives a certificate, dated such Delivery Date, of its chief executive officer and its chief financial officer stating that:

                                       (i) the representations, warranties and
                           agreements of the Company in Section 1 are true and correct as of such Delivery Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 10(a) and 10(k) have been fulfilled; and

                                      (ii) they have carefully examined the
                           Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus which has not been so set forth.

                           (k) (i) The Company shall not have sustained, since
                  the date of the latest audited financial statements included in the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) since such date, there shall not have been any change in the capital stock (other than the stock dividend of 2.2727 shares for each outstanding share of Common Stock which was declared and paid on March 13, 2000) or long-term debt of the Company or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

                           (l) Each Selling Shareholder (or the Custodian or one
                  or more attorneys-in-fact on behalf of the Selling Shareholders) shall have furnished to the Representatives on the Delivery Date a certificate, dated such Delivery Date, signed by, or on behalf of, the Selling Shareholder (or the Custodian or one or more attorneys-in-fact) stating that the representations, warranties and agreements of the Selling Shareholder contained herein are true and correct as of such Delivery Date and that the Selling Shareholder has complied with all agreements contained herein to be performed by the Selling Shareholder at or prior to such Delivery Date.

                           (m) Subsequent to the execution and delivery of this
                  Agreement there shall not have occurred any of the following:
                  (i) trading in securities generally on the New York Stock Exchange or the Nasdaq National Market or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, (A) shall have been suspended and such suspension makes it, in the reasonable judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus, or (B) minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

                           (n) The Nasdaq National Market System shall have
                  approved the Stock for quotation, subject only to official notice of issuance and evidence of satisfactory distribution.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

                  11.      Indemnification and Contribution.

                           (a) The Company shall indemnify and hold harmless
                  each Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Stock, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) (the "Marketing Materials"), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 11(f). The indemnification agreement set forth in this paragraph 11(a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Stock which is the subject thereof (or to the benefit of any person controlling such Underwriter) if at or prior to the written confirmation of the sale of such Stock a copy of the Prospectus (or the Prospectus as amended or supplemented) was not sent or delivered to such person and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or in the Prospectus as amended or supplemented) in any case where such delivery is required by the

                  Securities Act, unless the failure is the result of noncompliance by the Company with paragraph 7(a) hereof. The foregoing indemnity agreement is in addition to any liability which the Company or Comverse may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter.

                           (b) The Selling Shareholder, severally in proportion
                  to the number of shares of Stock to be sold by each of them hereunder, shall indemnify and hold harmless each Underwriter, its officer and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission was made in reliance upon and in confomity with written information concerning such Selling Shareholder furnished to the Company by or on behalf of that Selling Shareholder specifically for inclusion therein and shall reimburse each Underwriter, its officers and employees and each such controlling person for any legal or other expenses reasonably incurred by that Underwriter, its officers and employees or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. Notwithstanding the foregoing sentence, the aggregate liability of any Selling Shareholder pursuant to the provisions of this paragraph shall be limited to an amount equal to the aggregate purchase price, less underwriting discounts and commissions, received by such Selling Shareholder from the sale of such Selling Shareholder's Stock hereunder. The foregoing indemnity agreement is in addition to any liability which the Selling Shareholders may otherwise have to any Underwriter or any officer, employee or controlling person of that Underwriter.

                           (c) Each Underwriter, severally and not jointly,
                  shall indemnify and hold harmless the Company, its officers and employees, each of its directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (B) in any Marketing Materials or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 11(e), and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

                           (d) Promptly after receipt by an indemnified party
                  under this Section 11 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 11, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 11 except to the extent it has been materially prejudiced by such failure and; provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section
                  11. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this
                  Section 11 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company or any Selling Shareholder under this Section 11 if, in the reasonable judgment of the Representatives either (i) there is an actual or potential conflict between the position of the Company or any Selling Shareholder and the Underwriters, (ii) there may be defenses available to it or them that are different from or additional to those available to the Company or any Selling Shareholder (in any of which events the Company or any Selling Shareholder shall not have the right to direct the defense of such action on behalf of the Representative or Representatives with respect to such different defenses) or (iii) the Company or any Selling Shareholder has failed to assume to defense of such action and employ counsel reasonably satisfactory to the Representatives, in any of which events such fees and expenses shall be borne by the Company or any Selling Shareholder. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

                           (e) If the indemnification provided for in this
                  Section 11 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under
                  Section 11(a) or 11(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
                  (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand, and the Underwriters on the other hand, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company and the Selling Shareholders on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Stock purchased under this Agreement on the other hand, bear to the total gross proceeds from the offering of the shares of the Stock under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 11(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 11 shall be deemed to include, for purposes of this Section 11(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the shares of Stock underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 11(e) are several in proportion to their respective underwriting obligations and not joint.

                           (f) The Underwriters severally confirm and the
                  Company and the Selling Shareholders acknowledge that (i) the statements with respect to the public offering of the Stock by the Underwriters set forth on the cover page of the Prospectus, (ii) the statements with respect to the delivery of the Prospectus set forth on page (i) of the Prospectus, and
                  (iii) the concession and reallowance figures and the discussion concerning over-allotments, stabilization and the factors the Representatives will consider in pricing, all appearing under the caption "Underwriting" in the Prospectus, are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

                  12. Defaulting Underwriters. If, on either Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Stock which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Stock set opposite the name of each remaining non-defaulting Underwriter in
Schedule 1 hereto bears to the total number of shares of the Firm Stock set opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Stock to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Stock which it agreed to purchase on such Delivery Date pursuant to the terms of Section 4. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Stock) shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 8 and 13. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in
Schedule 1 hereto who, pursuant to this Section 12, purchases Firm Stock which a defaulting Underwriter agreed but failed to purchase.

                  Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

                  13. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company and the Selling Shareholders prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 10(k) or 10(m), shall have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

                  14. Reimbursement of Underwriters' Expenses. If the Company or any Selling Shareholder shall fail to tender the Stock for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company or any Selling Shareholder to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company or any Selling Shareholder is not fulfilled (unless such non-fulfillment is due to any action or inaction by an Underwriter and other than pursuant to Section 10(m)(iv)), the Company and the Selling Shareholders will reimburse the Underwriters for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company and the Selling Shareholders shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 12 by reason of the default of one or more Underwriters, neither the Company nor any Selling Shareholder shall be obligated to reimburse any defaulting Underwriter on account of those expenses.

                  15. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

                           (a) if to the Underwriters, shall be delivered or
                  sent by mail, telex or facsimile transmission to Lehman Brothers Inc., Three World Financial Center, New York, New York 10285, Attention: Syndicate Department (Fax:
                  212-526-6588), with a copy, in the case of any notice pursuant to Section 11(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 3 World Financial Center, 10th Floor, New York, NY 10285;

                           (b) if to the Company or to Comverse, shall be
                  delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Shawn Osborne, President and Chief Executive Officer (Fax: (856) 886-2033), with a copy to William F. Sorin, Esq., c/o Comverse Technology, Inc., c/o Comverse Network Systems, Inc., 909 Third Avenue, New York, NY 10022 (Fax: (212) 759-7521) and to Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, NY 10153, Attention: Stephen Besen, Esq. (Fax: (212) 310-8007); and

                           (c) if to any Selling Shareholders, shall be
                  delivered or sent by mail, telex or facsimile transmission to the Custodian or one or more attorneys-in-fact at the address(es) set forth in the Custody Agreement and Power of Attorney with a copy to William F. Sorin, [17 East 89th Street, New York, NY, 10128].

provided, however, that any notice to an Underwriter pursuant to Section 11(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and the Selling Shareholders shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc. on behalf of the Representatives and the Company and the Underwriters shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Selling Shareholders by the Custodian.

                  16. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Selling Shareholders and their respective successors; provided that Section 8 of this Agreement shall be binding upon Comverse and its successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company and the Selling Shareholders contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in
Section 11(b) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 16, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

                  17. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Selling Shareholders, Comverse and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

                  18. Definition of the Terms "Business Day" and "Subsidiary". For purposes of this Agreement, (a) "business day" means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.
                  19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York.

                  20. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

                  21. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                  If the foregoing correctly sets forth the agreement among the Company, the Selling Shareholders, Comverse and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

                                  Very truly yours,


                                  ULTICOM, INC.


                                  By
                                     -------------------------------------------
                                     Name:
                                     Title:



                                  COMVERSE TECHNOLOGY, INC.


                                  By
                                     -------------------------------------------
                                     Name:
                                     Title:



                                  LIEVRE HOLDINGS LIMITED


                                  By
                                     -------------------------------------------
                                     Name:
                                     Title:



                                  CARMEL VERNIA



                                  ----------------------------------------------


                                  KOBI ALEXANDER



                                  ----------------------------------------------

                                  SHAWN K. OSBORNE



                                  ----------------------------------------------


                                  DAVID KREINBERG



                                  ----------------------------------------------


                                  WILLIAM F. SORIN



                                  ----------------------------------------------


                                  SACHI GERLITZ



                                  ----------------------------------------------


                                  ZVI BAR-ON



                                  ----------------------------------------------


                                  RON HIRAM



                                  ----------------------------------------------


                                  REX A. McWILLIAMS



                                  ----------------------------------------------

Accepted:

LEHMAN BROTHERS INC.
CHASE SECURITIES INC.
BEAR, STEARNS & CO. INC.
U.S. BANCORP PIPER JAFFRAY INC.

For themselves and as Representatives
of the several Underwriters named
in Schedule 1 hereto

         By LEHMAN BROTHERS INC.


         By
           ----------------------------------------
                  Authorized Representative

                                   SCHEDULE 1



                                                                  Number
                                                                    of
Underwriters                                                   Firm Shares
------------                                                   -----------
LEHMAN BROTHERS INC. ..................................
CHASE SECURITIES INC. .................................
BEAR, STEARNS & CO. INC. ..............................
U.S. BANCORP PIPER JAFFRAY INC. .......................

                                                               -----------
                                                     Total       2,843,374

                                   SCHEDULE 2



                                                                        Number
                                                                          of
Selling Shareholders                                                 Firm Shares
--------------------                                                 -----------
LIEVRE HOLDINGS LIMITED .................................              1,227,263
CARMEL VERNIA ...........................................                 40,000
KOBI ALEXANDER ..........................................                 40,000
SHAWN K. OSBORNE ........................................                 25,000
DAVID KREINBERG .........................................                 21,500
WILLIAM F. SORIN ........................................                 21,500
SACHI GERLITZ ...........................................                 16,363
ZVI BAR-ON ..............................................                  5,000
RON HIRAM ...............................................                  5,000
REX A. MCWILLIAMS .......................................                  5,000
                                                                     -----------
                                                          TOTAL        1,406,626

                            LOCK-UP LETTER AGREEMENT




LEHMAN BROTHERS INC.
CHASE SECURITIES INC.
BEAR, STEARNS & CO. INC.
U.S. BANCORP PIPER JAFFRAY INC.
As Representatives of the
  several underwriters
c/o LEHMAN BROTHERS INC.
Three World Financial Center
New York, NY  10285

         Re:      Ulticom, Inc.

Dear Sirs:

                  The undersigned understands that you and certain other firms propose to enter into an Underwriting Agreement (the "Underwriting Agreement") providing for the purchase by you and such other firms (the "Underwriters") of shares of Common Stock, no par value per share (the "Common Shares"), of Ulticom, Inc. (the "Company") (such Common Shares are hereinafter referred to as the "Shares") and that the Underwriters propose to reoffer the Shares to the public (the "Offering").

                  In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc., the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Shares (including, without limitation, Common Shares that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Shares that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Shares owned by the undersigned on the date of execution of this Lock-Up Letter Agreement or on the date of the completion of the Offering, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or other securities, in cash or otherwise, for a period of 90 days after the date of the final Prospectus relating to the Offering; [provided, however, that if the market price of the Common Shares increases by 20% or more from the per share price at which the Shares are offered to the public in the Offeing, the undersigned may sell up to 50% of his, her or its remaining shares after 45 days from the date of the Offering.]

                  In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

                  It is understood that, if the Company notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

                  The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

                  The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.


                                             Very truly yours,



                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

Dated:                      , 2000